Exhibit 3.2

FOURTH AMENDED AND RESTATED BYLAWS

OF

FMSA HOLDINGS INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

Section 1.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by law.

Section 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

Section 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II

STOCKHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, either within or without the State of Delaware, and time as may be fixed by resolution of the Board, unless, subject to the Corporation’s Certificate of Incorporation as it may be amended and restated from time to time (the “Certificate of Incorporation”), the stockholders have acted by written consent as permitted by the Delaware General Corporation Law, or any successor provisions thereto (“DGCL”). Any proper business may be transacted at the annual meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.2. Special Meeting. Special meetings of stockholders may be called in the manner provided in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

Section 2.3. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.4. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

Section 2.5. Place of Meeting. The Board shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 2.6. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting, stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice shall be given not less than ten (10) days nor more than 60 days before the date of the meeting, in a manner pursuant to Section 7.7 hereof, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission in accordance with applicable law.

Section 2.7. Quorum and Adjournment of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of the Corporation entitled to vote at the meeting (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or series (or classes or series) of stock is required, the holders of a majority of the outstanding shares of such class or series (or classes or series), represented in person or by proxy, shall constitute a quorum of such class or series with respect to the vote on that matter. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted by quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in fiduciary capacity. The chairman of the meeting or the holders of a majority in voting power of the shares so represented at a meeting may adjourn the meeting from time to time, whether or not there is such a quorum. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to receive notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders of record entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting. At the adjournment meeting, the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.8. Proxies. At all meetings of stockholders, each stockholder entitled to vote at a meeting may authorize another person to act for such stockholder by proxy given in any manner permitted by law. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 2.9. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board (or any committee thereof) or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) subject to Section 2.9(C)(5), complies with the notice procedures set forth in these Bylaws as to such business or nomination. Clause 1(c) of this Section 2.9(A) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on May 1, 2014; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary must:

(a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a

“Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation directly or indirectly owned by such stockholder and such beneficial owner, if any, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) directly or indirectly owned by such stockholder and such beneficial owner, if any, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder and such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder was a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the Corporation, the information required under clauses (a)(i) and (ii) of the preceding sentence of this Section 2.9 shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for notice of the meeting to disclose such information as of such record date;

(b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.9(A)(5) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 2.9(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due under Section 2.9(A)(2) of these Bylaws and there is no public announcement by the Corporation naming the nominees for additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(4) The foregoing notice requirements of this Section 2.9(A) shall be deemed satisfied by a stockholder with respect to business other than a nomination if such stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(5) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9(A)(2) of these Bylaws for persons nominated for election or re-election pursuant to Section 2.9(A)(1)(c) of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(b) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (a) by or at the direction of the Board, any committee thereof, or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2.2 of these Bylaws) or (b) provided, that the Board or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2.2 of these Bylaws) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.9(A)(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(5) of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.9(A)(2)(a)(v) of these Bylaws) and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A)(1)(c) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(4) Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(5) Notwithstanding anything to the contrary contained in this Section 2.9, prior to the Trigger Date, American Securities (as defined in the Certificate of Incorporation) shall not be subject to the notice procedures set forth in paragraphs (A) or (B) of this Section 2.9 with respect to any annual or special meeting of stockholders.

Section 2.10. Conduct of Business. The Chairman of the Board, or if he or she is not present, the Chief Executive Officer, shall conduct the meetings of stockholders. The Secretary, if present, shall as act secretary of such meetings, or if he or she is not present, then a secretary shall be appointed by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting of stockholders to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting or the Board shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof and (e) limitations on the amount of time allotted to questions or comments by participants. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman of the meeting shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this ARTICLE II. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this ARTICLE II and shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11. Procedure for Election of Directors; Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting of stockholders at which directors are to be elected, so long as a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election. Except as otherwise provided by law, the rules and regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation and its securities, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of the holders of a majority in power voting of the shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. With respect to any non-binding advisory matter as to which there are more than two possible vote choices, a plurality of the votes validly cast shall be the recommendation of the stockholders.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.12. Inspectors of Elections; Opening and Closing the Polls. The Board by resolution may, and when required by law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders or any adjournment thereof and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. General Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.2. Number, Tenure and Qualifications. The initial number of directors will be seven (7). Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, the Board shall be divided into three classes designated as Class I, Class II or Class III in accordance with the provisions of the Certificate of Incorporation.

Section 3.3. Regular Meetings. Regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

Section 3.4. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

Section 3.5. Notice of Special Meetings. Notice of any special meeting of the Board shall be given to each director by the person calling the meeting at least 24 hours prior to the meeting. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 3.6. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Section 3.7. Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8. Quorum. Subject to Section 3.9, the whole number of directors equal to a majority of the Board shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.9. Vacancies. Subject to applicable law, the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock and the Certificate of Incorporation, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

Section 3.10. Removal. Prior to the Trigger Date and subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, the Certificate of Incorporation and these Bylaws. On and after the Trigger Date and subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), any director may be removed but only for cause, upon the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, the Certificate of Incorporation and these Bylaws.

Section 3.11. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 3.12. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

Section 3.13. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

ARTICLE IV

COMMITTEES

Section 4.1. Designation; Powers. The Board may designate one or more committees each committee to consist of one or more directors of the Corporation, including, if they shall so determine, an executive committee. Any such designated committee, to the extent permitted by law and the to the extent provided in the resolutions of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and, at any meeting at which a quorum is present, the affirmative vote of a majority of the members present shall be the act of the committee. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

Section 4.3. Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 5.1. Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer, and such other officers as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board or Chief Executive Officer, as the case may be. For the avoidance of doubt, the term Vice President shall refer to any employee of the Corporation whose employment title is “Vice President” regardless of whether such employee was elected as a Vice President by the Board.

Section 5.2. Term of Office. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 5.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board.

Section 5.4. Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The

Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.

Section 5.5. President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.

Section 5.6. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.

Section 5.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chairman of the Board or the Chief Executive Officer.

Section 5.8. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders and shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. The Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal. The Secretary shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.

Section 5.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

Section 5.10. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer, or an attorney or agent appointed by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

Section 6.1. Stock Certificates and Transfers. Shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third party registrar or transfer agent, by the holder thereof in person or by his attorney, upon, in the case of certificated shares, surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate (or uncertificated share(s)) to the person entitled thereto, cancel the old certificate(s), if any, and record the transaction upon its books.

Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.2. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, destroyed or stolen, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.4. Regulations Regarding Certificates. Subject to applicable law, the Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year and may be changed by resolution of the Board.

Section 7.2. Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock, which dividends may be paid in either cash, property or shares of capital stock of the Corporation. A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.3. Seal. The corporate seal shall have enscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “FMSA Holdings Inc. — Delaware.”

Section 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

Section 7.5. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

Section 7.6. Indemnification. (A)(1) Each person who was or is a party, is threatened to be made a party to or is involved in any Proceeding (other than a Proceeding by or in the right of the Corporation), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, or has agreed to become, a director or officer of a Subject Enterprise or by reason of any act or omission by such person in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses and liabilities which were suffered or reasonably incurred by such person in connection therewith, so long as such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. Such indemnification shall inure to the benefit of such person’s heirs, executors and administrators.

(2) Each person who was or is a party or is threatened to be made a party to or is involved in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, or has agreed to become, a director, officer, employee, agent or fiduciary of a Subject Enterprise, or by reason of any act or omission by such person in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses suffered or incurred by such person in connection therewith, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Such indemnification shall inure to the benefit of such person’s heirs, executors and administrators.

(3) Notwithstanding Section 7.6(A)(2), no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation in a final adjudication by a court of competent jurisdiction, unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

(4) Notwithstanding Section 7.6(A)(1) and (2), except as provided in Section 7.6(C) or the last sentence of Section 7.6(D), the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person, including any Proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees or other indemnitees only if (i) such Proceeding (or part thereof) was authorized by the Board prior to its initiation or (ii) the Corporation, by action of its Board, provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

(5) The Corporation shall, to the fullest extent not prohibited by law, advance all Expenses incurred by a present or former director or officer in defending any Proceeding prior to the final disposition of such Proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such advances shall be paid by the Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time.

(b) The Corporation may, by action of its Board, provide indemnification and advancement of expenses to employees and agents of the Corporation, individually or as a group, within the same scope and effect as the indemnification of its directors and officers.

(c) To obtain indemnification or advancement of Expenses under these Bylaws, a claimant shall submit to the Corporation a written request, including documentation and information which is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification following the final disposition of such action, suit or proceeding. Upon written request by a claimant who is a current director and officer of the Corporation for indemnification pursuant to the first sentence of this paragraph (C), a determination by the Corporation, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no such Disinterested Directors, or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion, or (iv) if so directed by the Board, by the stockholders of the Corporation. The Independent Counsel shall be selected by the Corporation; provided, however, that the claimant may, within ten (10) days after written notice of selection shall be given, deliver to the Corporation written objection to such selection, which may only be asserted on the grounds that the Independent Counsel does not meet the definition of Independent Counsel as defined by these Bylaws. Such determination of entitlement to indemnification shall be made not later than ninety (90) days after receipt by the Corporation of a written request for indemnification. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination. In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under this Section 7.6, the person, persons or entity making such determination shall, to the fullest extent not prohibited by the DGCL or other applicable law and these Bylaws presume that such person is entitled to indemnification and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. A prior determination by the Corporation (including the Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct. In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 7.6(A)(5), the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 7.6(A)(5).

(d) If the Board or the Independent Counsel, as applicable, shall have failed to make a determination as to entitlement to indemnification within ninety (90) days after receipt by the Corporation of such request, such claimant shall be entitled to an adjudication by a court of such claimant’s option to such entitlement. Alternatively, such claimant, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the claimant did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, that the claimant had reasonable cause to believe that the claimant’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the claimant to indemnification, except as may be provided herein. All Expenses incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Section 7.6, in whole or in part, shall also be indemnified by the Corporation to the fullest extent permitted by law.

(e) If a determination shall have been made pursuant to paragraph (C) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination and shall be precluded from asserting that such determination has not been made in any judicial Proceeding commenced pursuant to paragraph (D) of these Bylaws.

(f) The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to paragraph (D) of these Bylaws that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such Proceeding that the Corporation is bound by all the provisions of these Bylaws.

(g) The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of these Bylaws shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(h) If any provision or provisions of this Section 7.6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 7.6 (including, without limitation, each portion of any paragraph of this Section 7.6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 7.6 (including, without limitation, each such portion of any paragraph of this Section 7.6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. If this Section 7.6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless (1) indemnify each director and officer of the Corporation as to Expenses and liabilities paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, and (2) advance Expenses to each director or officer of the Corporation entitled to advancement of expenses under Section 7.6(A)(5) in accordance therewith, in each case, to the fullest extent permitted by any applicable portion of this Section 7.6 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(i) For purposes of this Section 7.6:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought.

(2) “Expenses” means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with the prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by the claimant in connection with, arising out of, or in respect of or relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) expenses incurred by the claimant in connection with interpretation, enforcement or defense of such claimant’s rights, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on the claimant as a result of the actual or deemed receipt of any payments under these Bylaws, and (iv) any interest, assessments or other changes in respect of the foregoing.

(3) “Independent Counsel” means a law firm of at least 50 attorneys or a member of a law firm of at least 50 attorneys that is experienced in matters of corporate law and that neither is presently nor in the past five years has been retained to represent (i) the Corporation or the claimant or any affiliate thereof in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s right to indemnification under these Bylaws.

(4) “Officer” means the Chairman of the Board, Chief Executive Officer, Secretary, Treasurer, any Vice President (as defined in Section 5.1), any other officer elected by the Board, and such other officers as are determined to be entitled to indemnification by resolution of the Board.

(5) “Person” means any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

(6) “Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, form or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other federal law, state law, statute or regulation), whether of a civil, criminal, administrative or investigative nature.

(7) “Subject Enterprise” means the Corporation or any of the Corporation’s direct or indirect wholly-owned subsidiaries or any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise for which a person is or was serving as a director, officer, employee, agent or fiduciary at the request of the Corporation.

(j) Any person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6 (an “Indemnitee”) may have certain rights to indemnification, advancement and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated (including American Securities). The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any Proceeding, Expense, liability or matter that is the subject of this Section 7.6, (ii) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to an Indemnitee in respect of any Proceeding, Expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (iii) any obligation of any other Persons with whom or which an Indemnitee may be associated (including American Securities) to indemnify such Indemnitee and/or advance Expenses or liabilities to such Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify each Indemnitee and advance Expenses to each Indemnitee hereunder to the fullest extent provided herein without regard to any rights such Indemnitee may have against any other Person with whom or which such Indemnitee may be associated (including American Securities) or insurer of any such Person, and (v) the Corporation irrevocably waives, relinquishes and releases to the fullest extent permitted by law any other Person with whom or which an Indemnitee may be associated (including American Securities) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

Section 7.7. Notices. Except as otherwise specifically provided herein or permitted by law, all notices to any stockholder or director shall be in writing and delivered personally or mailed to the stockholders and directors, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder or director at his or her last known address as the same appears on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 7.8. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

Section 7.9. Time Periods. Except as otherwise provided by law, in applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 7.10. Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VIII

AMENDMENTS

Section 8.1. Amendments. Subject to the provisions of the Corporation’s Certificate of Incorporation, these Bylaws may be amended, altered or repealed (a) prior to the Trigger Date, by the stockholders upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and (b) on and after the Trigger Date, (i) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of at least 66 2⁄3% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon or (ii) by resolution adopted by a majority of the directors.

Section 8.2. Notwithstanding anything to the contrary set forth herein, neither Sections 3.9 and 3.10 of these Bylaws nor this Section 8.1 shall be amended, altered or repealed by the stockholders, and no provision of these Bylaws inconsistent therewith shall be adopted by the stockholders, without (in addition to any other vote required by the Certificate of Incorporation, these Bylaws or applicable law) (a) prior to the Trigger Date, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon and (b) on and after the Trigger Date, at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority in voting power of at least 66 2⁄3% of the outstanding shares of stock of the Corporation entitled to vote thereon.

Section 8.3. Notwithstanding the foregoing, no amendment, alteration or repeal of Section 7.6 shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.